Exhibit 10.40
Execution Copy
FIRST AMENDMENT TO
FIFTH AMENDED AND RESTATED CREDIT AGREEMENT
          This FIRST AMENDMENT TO FIFTH AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) is entered into as of this 12th day of February, 2007 among WILSONS LEATHER HOLDINGS INC., a Minnesota corporation (“Borrower”), GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation, as Lender, Term Lender, Swing Line Lender and as Agent (“Agent”), the Credit Parties signatory hereto and the Lenders signatory hereto. Unless otherwise specified herein, capitalized terms used in this Amendment shall have the meanings ascribed to them by the Credit Agreement (as hereinafter defined).
RECITALS
          WHEREAS, Borrower, certain Credit Parties, Agent and Lenders have entered into that certain Fifth Amended and Restated Credit Agreement dated as of December 29, 2006 (as amended, supplemented, restated or otherwise modified from time to time, the “Credit Agreement”); and
          WHEREAS, Borrower, the Credit Parties signatories to the Credit Agreement, the Lenders and Agent wish to amend certain provisions of the Credit Agreement, as more fully set forth herein.
          NOW THEREFORE, in consideration of the mutual covenants herein and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
Section 1 Amendments to the Credit Agreement. Subject to the satisfaction of the conditions precedent set forth in Section 3 hereof, the parties hereto hereby agree to amend the Credit Agreement as follows:
     (a) The first sentence of clause (iii) of Section 1.1(c) of the Credit Agreement is hereby amended and restated to read in its entirety as follows:
     The Swing Line Lender, at any time and from time to time in its sole and absolute discretion, but not less frequently than once weekly, shall on behalf of Borrower (and Borrower hereby irrevocably authorizes the Swing Line Lender to so act on its behalf) request by telephone or telecopy each Lender (including the Swing Line Lender) to make a Revolving Credit Advance to Borrower (which Revolving Credit Advance made by each Lender (including the Swing Line Lender) initially shall be an Index Rate Loan, but may be converted to a LIBOR Loan) in an amount equal to such Lender’s Pro Rata Share of the principal amount of the Swing Line Loan (the “Refunded Swing Line Loan”) outstanding on the date such notice is given.
     (b) In last sentence of clause (v) of Section 1.1(c) the term “federal funds rate” where it appears is hereby replaced with the defined term of “Federal Funds Rate”.

     (c) Clause (iii) of Section 1.5(a) is hereby amended and restated to read in its entirety as follows:
     (iii) with respect to the Swing Line Loan at a per annum rate equal to the Commercial Paper Rate plus the Applicable Swing Line Margin.
     (d) The definition of “Applicable Swing Line Margin” set forth in Annex A to Credit Agreement is hereby amended and restated to read in its entirety as follows:
     “Applicable Swing Line Margin” shall mean the per annum rate of interest payable in addition to the Commercial Paper Rate on Swing Line Loans, determined by reference to Section 1.6.
     (e) The definition of “Index Rate” set forth in Annex A to Credit Agreement is hereby amended and restated to read in its entirety as follows:
     “Index Rate” means, at any time, a rate per annum equal to the higher of (a) the rate last quoted by The Wall Street Journal as the “base rate on corporate loans posted by at least 75% of the nation’s largest banks” in the United States or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by Agent) or any similar release by the Federal Reserve Board (as determined by Agent) and (b) the sum of 0.5% per annum and the Federal Funds Rate. Any change in the Index Rate due to a change in any of the foregoing shall be effective on the effective date of such change in the “Prime Rate” or the Federal Funds Rate.
     (f) The following definitions are added to Annex A to Credit Agreement in proper alphabetical order:
     “Commercial Paper Rate” shall mean the month-end published rate for 30-day Dealer Commercial Paper (high grade unsecured notes sold through dealers by major corporations in multiples of $1,000) as from time to time reported in the “Money Rates” column in The Wall Street Journal. The rate of interest applicable to the Swing Line Loan shall for each month be based upon the Commercial Paper Rate as of the last Business Day of the preceding month.
     “Federal Funds Rate” means, for any day, a floating rate equal to the weighted average of the rates on overnight federal funds transactions among members of the Federal Reserve System, as determined by Agent in its sole discretion, which determination shall be final, binding and conclusive (absent manifest error).
Section 2 Representations and Warranties. Borrower and the Credit Parties who are party hereto represent and warrant that:

     (a) the execution, delivery and performance by Borrower and such Credit Parties of this Amendment have been duly authorized by all necessary corporate action and this Amendment is a legal, valid and binding obligation of Borrower and such Credit Parties enforceable against Borrower and such Credit Parties in accordance with its terms, except as the enforcement thereof may be subject to (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law);
     (b) each of the representations and warranties contained in the Credit Agreement is true and correct in all material respects on and as of the date hereof as if made on the date hereof, except to the extent that such representations and warranties expressly relate to an earlier date;
     (c) neither the execution, delivery and performance of this Amendment nor the consummation of the transactions contemplated hereby does or shall contravene, result in a breach of, or violate (i) any provision of Borrower’s or Credit Parties’ certificate or articles of incorporation or bylaws, (ii) any law or regulation, or any order or decree of any court or government instrumentality or (iii) indenture, mortgage, deed of trust, lease, agreement or other instrument to which Borrower, the Credit Parties or any of their Subsidiaries is a party or by which Borrower, the Credit Parties or any of their Subsidiaries or any of their property is bound, except in any such case to the extent such conflict or breach has been waived by a written waiver document a copy of which has been delivered to Agent on or before the date hereof; and
     (d) no Default or Event of Default will exist or result after giving effect hereto.
Section 3 Conditions to Effectiveness. This Amendment will be effective only upon execution and delivery of this Amendment by Borrower, the Credit Parties that are listed on the signature pages hereto, the Agent and each Lender.
Section 4 Reference to and Effect Upon the Credit Agreement.
     (e) Except as specifically set forth herein, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.
     (f) The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Agent or any Lender under the Credit Agreement or any Loan Document, nor constitute a waiver of any provision of the Credit Agreement or any Loan Document, except as specifically set forth herein. Upon the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of similar import shall mean and refer to the Credit Agreement as amended hereby.
Section 5 Waiver and Release.
     In consideration of the foregoing, each of Borrower and each Credit Party hereby waives, releases and covenants not to sue Agent or any Lender with respect to, any and all claims it may have against Agent or any Lender, whether known or unknown, arising in tort, by contract or otherwise prior to the date hereof relating to one or more Loan Documents.

Section 6 Costs and Expenses.
     As provided in Section 11.3 of the Credit Agreement, Borrower agrees to reimburse Agent for all fees, costs and expenses, including the fees, costs and expenses of counsel or other advisors for advice, assistance, or other representation in connection with this Amendment.
Section 7 Governing Law.
     THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF ILLINOIS.
Section 8 Headings.
     Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purposes.
Section 9 Counterparts.
     This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed an original but all such counterparts shall constitute one and the same instrument.
Section 10 Confidentiality.
     The matters set forth herein are subject to Section 11.18 of the Credit Agreement, which is incorporated herein by reference.
[signature page follows]

     IN WITNESS WHEREOF, this Amendment has been duly executed as of the date first written above.

BORROWER:

WILSONS LEATHER HOLDINGS INC.

By: Title:	/s/ Stacy Kruse Chief Financial Officer and Treasurer

LENDERS:

GENERAL ELECTRIC CAPITAL CORPORATION, as Agent, Lender and Swing Line Lender

By:	/s/ Kristina M. Miller
Title:	Duly Authorized Signatory

WELLS FARGO RETAIL FINANCE, LLC, as Lender and Syndication Agent

By:	/s/ Cory Loftus

Title:	Vice President
[Signature Page To First Amendment]

     The undersigned are executing this Amendment in their capacity as Credit Parties:

Wilsons The Leather Experts Inc.

By:	/s/ Stacy Kruse
Title:	Chief Financial Officer and Treasurer

Wilsons Center, Inc.

By:	/s/ Stacy Kruse
Title:	Chief Financial Officer and Treasurer

Rosedale Wilsons, Inc.

By:	/s/ Stacy Kruse
Title:	Chief Financial Officer and Treasurer

River Hills Wilsons, Inc.

By	/s/ Stacy Kruse
Title:	Chief Financial Officer and Treasurer

Bermans The Leather Experts Inc.

By: Title:	/s/ Stacy Kruse Chief Financial Officer and Treasurer
[Signature Page To First Amendment]